As filed with the Securities and Exchange Commission on August 8, 2022

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

STANDEX INTERNATIONAL CORPORATION

(Exact name of issuer as specified in its Certificate of Incorporation)

Delaware	31-0596149
(State of Incorporation)	(I.R.S. Employer Identification No.)

23 KEEWAYDIN DRIVE, SALEM, NEW HAMPSHIRE	03079
(Address of principal executive offices)	(Zip Code)

STANDEX INTERNATIONAL CORPORATION

2018 OMNIBUS INCENTIVE PLAN

(Full Title of Plan)

Alan J. Glass

c/o Standex International Corporation

23 Keewaydin Drive

Salem, New Hampshire 03079

(Name and Address of agent for service)

603-893-9701

(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT UNDER GENERAL INSTRUCTION E

REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 400,000 shares of Common Stock, par value $1.50 per share, of the Company reserved for issuance under the Company’s 2018 Omnibus Incentive Plan as amended. The Company’s Board of Directors and stockholders approved this increase. Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Company’s Registration Statements on Form S-8, File No. 333-231598, including, periodic reports that the Company filed, or will file after such Form S-8 to maintain current information about the Company are hereby incorporated by reference herein, and the opinions and consents listed in Item 8 below are attached hereto.

PART II.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

All information required in this Registration Statement (other than the information included or referenced in Item 8 below or otherwise set forth on the signature page) is set forth in the Registration Statement (File No. 333-231598), all of which is incorporated by reference herein.

ITEM 8. EXHIBITS.

The following exhibits are filed (except where incorporated by reference or otherwise indicated) as part of this Registration Statement.

5.	Opinion Letter of Alan J. Glass, Vice President/CLO and Secretary

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Alan J. Glass (included in Exhibit 5)

24.	Powers of Attorney from Charles H. Cannon, Jr., Thomas E. Chorman, Robin J, Davenport, B. Joanne Edwards, Jeffrey S. Edwards, Thomas J. Hansen, Michael A. Hickey

107.	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Salem, County of Rockingham and the State of New Hampshire, on the 8th day of August 2022.

STANDEX INTERNATIONAL CORPORATION

By:	/s/David Dunbar
David Dunbar, President/CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Date	Signature	Title

August 8, 2022	/s/David Dunbar	President/CEO/
	David Dunbar	Director

August 8, 2022	/s/Ademir Sarcevic	Vice President/CFO/
	Ademir Sarcevic	Principal Financial and Accounting Officer

David Dunbar has signed below on August 8, 2022 as attorney-in-fact for the following Directors of the Registrant:

Charles H. Cannon, Jr.	Jeffrey S. Edwards
Thomas E. Chorman	Thomas J. Hansen
Robin J, Davenport	Michael A. Hickey
B. Joanne Edwards

/s/David Dunbar
David Dunbar

EXHIBIT INDEX

EXHIBIT		SEQUENTIAL PAGE NO.

5.	Opinion Letter of Alan J. Glass, Vice President/CLO and Secretary

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Alan J. Glass (included in Exhibit 5)

24.	Powers of Attorney from Charles H. Cannon, Jr., Thomas E. Chorman, Robin J, Davenport, B. Joanne Edwards, Jeffrey S. Edwards, Thomas J. Hansen, Michael A. Hickey

107.	Calculation of Filing Fee Table

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